UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01—Regulation FD Disclosure

Officers of WellPoint, Inc. (“WellPoint”) expect to speak with securities analysts and investors on August 13, 2013. During these meetings, the officers expect to discuss WellPoint’s net income per share guidance for full year 2013, as adjusted for the factors discussed below.

WellPoint today announced that it expects to complete the repurchase of approximately $1.1 billion aggregate principal amount of outstanding notes during the third quarter of 2013. The early retirement of this debt is expected to result in an after-tax expense of approximately $97 million during the quarter. WellPoint also expects to realize net tax benefits of approximately $65 million during the third quarter due to a favorable tax election made subsequent to the AMERIGROUP Corporation acquisition. As a result, WellPoint is reducing its full year 2013 GAAP earnings per share guidance by $0.11 to at least $7.89. This revised outlook includes expenses of $0.32 per share related to the early retirement of debt, partially offset by benefits of $0.21 per share related to the favorable tax election. This updated guidance does not include any investment gains or losses realized since June 30, 2013.

Excluding these items, WellPoint continues to expect adjusted earnings per share of at least $8.00 for the full year of 2013 (refer to the table below).

	Full Year 2013 Outlook
Net income per diluted share	At least $	7.89
Add / (Subtract)—net of related tax effects:
Expenses related to the early retirement of debt—third quarter 2013		0.32
Tax benefits from a favorable tax election—third quarter 2013		(0.21)
Acquisition and integration related costs—first six months of 2013		0.05
Net realized gains on investments—first six months of 2013		(0.15)
Other-than-temporary impairment losses on investments—first six months of 2013		0.10

Net adjustment items		0.11

Adjusted net income per diluted share	At least $	8.00

None of the information furnished in this Item 7.01 hereto shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Unless expressly set forth by specific reference in such filings, none of the information furnished in this Item 7.01 shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Section 8 – Other Events

Item 8.01. Other Events

On August 13, 2013, the Company issued a press release announcing the early results and pricing for its previously announced modified “Dutch Auction” cash tender offers for certain of its notes (the “Tender Offers”). The Tender Offers are being conducted on the terms and conditions set forth in the offers to purchase, dated July 30, 2013, and the related letter of transmittal, as amended by a press release issued by the Company on August 6, 2013.

A copy of the August 13, 2013 press release related to the Tender Offers is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press Release dated August 13, 2013 reporting on the early results and pricing of the WellPoint Tender Offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2013

WELLPOINT, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated August 13, 2013 reporting on the early results and pricing of the WellPoint Tender Offers.